Exhibit 17.1

                              LETTER OF RESIGNATION

Board of Directors
Celerity Systems, Inc.
146 Maryville Pike, Suite 201
Knoxville, Tennessee 37920.

Ladies and Gentlemen:

      I, Robert Legnosky, hereby tender my resignation as President and a member of the Board of Directors of Celerity Systems, Inc., to be effective as of August 30, 2005.

                                       /s/ Robert Legnosky
                                       -------------------
                                       Robert Legnosky